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                                                                    Exhibit 10.2

                      THE CHUBB CORPORATION LONG-TERM STOCK
                              INCENTIVE PLAN (2004)

                        PERFORMANCE SHARE AWARD AGREEMENT

          This PERFORMANCE SHARE AWARD AGREEMENT, dated as of _____________, 2006, is by and between The Chubb Corporation (the "Corporation") and [____________] (the "Participant"), pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (2004) (the "Plan"). Capitalized terms that are not defined herein shall have the same meanings given to such terms in the Plan. If any provision of this Agreement conflicts with any provision of the Plan (as either may be interpreted from time to time by the Committee), the Plan shall control.

          WHEREAS, pursuant to the provisions of the Plan, the Committee has authorized the grant to the Participant of Performance Shares in accordance with the terms and conditions of this Agreement; and

          WHEREAS, the Participant and the Corporation desire to enter into this Agreement to evidence and confirm the grant of such Performance Shares on the terms and conditions set forth herein.

          NOW THEREFORE, the Participant and the Corporation agree as follows:

          1. Grant of Performance Shares. Pursuant to the provisions of the Plan, the Corporation on the date set forth above (the "Grant Date") has granted and hereby evidences the grant to the Participant, subject to the terms and conditions set forth herein and in the Plan, of an Award of [______________] Performance Shares (the "Award").

          2. Payment of Earned Performance Shares.

               (a) Settlement of Performance Shares. Subject to the provisions of this Section 2, Section 4 and Section 5, the Payment Value of each Performance Share covered by the Award which the Committee determines, in writing, to be earned pursuant to Section 3 shall be paid by the Corporation on a date (the "vesting date") as soon as administratively practicable after (but no later than 2 1/2 months after the calendar year end coincident with) the end of the Performance Cycle described in Section 3(a). Payments hereunder shall be made in cash, shares of Stock, or a combination thereof, as determined by the Committee in its sole discretion. Notwithstanding the aforementioned, the vesting date shall be the last day of the Performance Cycle if (i) the Participant experiences a Qualifying Termination of Employment on or after December 31, 2006 or (ii) the Committee determines, in its discretion, pursuant to Section 4(b), that the Participant will not forfeit his or her rights to Performance Shares upon his or her termination of employment for other reasons; in either case, provided the Committee determines, in writing, that Performance Shares are to be awarded hereunder.

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               (b) Voluntary Deferral. Notwithstanding the provisions of Section
2(a), the Participant may elect, by election filed with the Corporation under its Key Employee Deferred Compensation Plan (2005) (or any successor plan or program) (the "Deferred Compensation Plan"), and on a form acceptable to the Committee, not later than June 30, 2008 and subject to such terms and conditions as the Committee may specify, to have any payment that may become due in respect of Performance Shares covered by the Award deferred until such later time as shall be specified in such election (or, if applicable, the date determined pursuant to Section 2(c)).

               (c) Mandatory Deferral of Payment of Earned Performance Shares. Notwithstanding anything contained in Section 2(a) or 2(b) to the contrary (unless the payment date elected pursuant to Section 2(b) is later than the payment date specified herein, in which case Section 2(b) shall control), if the Corporation's Ending Average Value is less than the Corporation's Beginning Average Value (as such terms are defined in Section 3(c)), no settlement shall be made in respect of any Performance Shares earned in accordance with Section 3 until the earlier of (i) the first date on or before March 10, 2010 on which the average of the averages of the highest and lowest sales prices of the Stock reported for consolidated trading of issues listed on the New York Stock Exchange for the 15 trading days prior to such date exceeds the Beginning Average Value and (ii) the first date on which the Participant has both reached age 60 and terminated employment with the Corporation and all other members of the Corporation's controlled group of entities. Once either of the conditions described in the immediately preceding sentence has been satisfied, settlement shall occur as soon as practicable thereafter (and in the case of condition (i), not later than March 15, 2010) in cash, shares of Stock or a combination thereof, as determined by the Committee in its sole discretion. If the Participant experiences a Qualified Termination of Employment on or after December 31, 2006, or if the Committee determines, in its discretion pursuant to
Section 4(b), that the Participant will not forfeit his or her rights to Performance Shares upon his or her termination of employment for other reasons, settlement shall not occur until the first date on which the Participant has attained age 60 (or, in the case of the Participant's death, would have attained age 60). If a Participant terminates employment after reaching age 60, is a "specified employee" (as that term is defined in Section 409A(a)(2)(B)(i) of the Code) at the time he or she terminates employment, and is scheduled to have his or her Performance Shares settled pursuant to condition (ii), no settlement shall be made until at least six months after such termination of employment, or the Participant's death, if earlier.

          3. Vesting Criteria Applicable to Performance Shares.

               (a) Performance Cycle. The Performance Cycle for this Award shall commence on May 1, 2006, and shall end on December 31, 2008.

               (b) Performance Goal. The Performance Goal for the Performance Cycle is the total return per share of Stock to the Corporation's shareholders, inclusive of dividends paid (regardless of whether paid in cash or property, which dividends shall be deemed reinvested in Stock), during the Performance Cycle in comparison to the total return per share of stock, inclusive of dividends paid (regardless


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of whether paid in cash or property, which dividends shall be deemed reinvested in stock), achieved by the companies (i) which are in the Standard & Poors 500 Index (the "S&P 500") on the date the Performance Cycle begins and (ii) which continue to file public reports pursuant to the Act for the entirety of the Performance Cycle (such companies, the "Comparison Companies"). For the avoidance of doubt, a company included in the S&P 500 on the date the Performance Cycle commences that is not included in the S&P 500 at the conclusion of the Performance Cycle will be a Comparison Company as long as it files public reports pursuant to the Act for the entire Performance Cycle (and any company first included in the S&P 500 after the start of the Performance Cycle would not be a Comparison Company).

               (c) Comparison of Total Shareholder Return. Except as provided in
Section 5, the Performance Shares covered by the Award shall be deemed earned based on where the Corporation's total shareholder return during the Performance Cycle ranks in relation to the total shareholder returns of the Comparison Companies during such period. For purposes of calculating the total shareholder return of the Corporation and the Comparison Companies during the Performance Cycle, the value of each such company's stock at the beginning and end of the Performance Cycle shall be established based on the average of the averages of the high and low trading prices of the applicable stock on the principal exchange on which the stock trades for the 15 trading days occurring immediately prior to the beginning or end of the Performance Cycle, as the case may be. Such averages for each such company (including the Corporation) shall be referred to herein as the "Beginning Average Value" and the "Ending Average Value." As soon as practicable after the completion of the Performance Cycle, the total shareholder returns of the Comparison Companies will be calculated and ranked from highest to lowest. The Corporation's total shareholder return will then be ranked in terms of which percentile it would have placed in among the Comparison Companies. In calculating the total shareholder return with respect to either the Corporation or any of the Comparison Companies, the Committee shall make or shall cause to be made such appropriate adjustments to the calculation of total shareholder return for such entity (including, without limitation, adjusting the Beginning Average Value) as shall be necessary or appropriate to avoid an artificial increase or decrease in such return as a result of a stock split (including a reverse stock split), recapitalization or other similar event affecting the capital structure of such entity that does not involve the issuance of the entity's securities in exchange for money, property or other consideration.

               (d) Percentage of Performance Shares Earned. The extent to which Performance Shares shall become earned on the vesting date described in Section 2(a) shall be determined according to the following schedule:

    RELATIVE         PERCENT OF
   PERFORMANCE      PERFORMANCE
LEVEL PERCENTILE   SHARES EARNED
----------------   -------------
 85th or higher         200%
      50th              100%
      25th               50%
   Under 25th             0%


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To the extent that the Corporation's total shareholder return ranks in a percentile between the 25th and the 50th percentile, or between the 50th and the 85th percentile, of comparative performance, then the number of Performance Shares earned on the vesting date shall be determined by multiplying the relative percentile of comparative performance achieved by the Corporation by two (e.g., if the Corporation's total shareholder return would have placed in the 40th percentile, then 80% of the Performance Shares covered by the Award become earned on the vesting date; if the Corporation's total shareholder return would have placed in the 75th percentile, then 150% of the Performance Shares covered by the Award become earned on the vesting date).

          4. Termination of Employment. Except as provided in this Section 4 or in Section 5, the Participant shall not have any right to any payment hereunder unless the Participant is employed by the Corporation or a Subsidiary on the date the Performance Shares subject to this Award are settled pursuant to
Section 2(a) (or would have been settled without regard to any other provision of Section 2).

               (a) Qualifying Termination of Employment. If the Participant's employment terminates by reason of a Qualifying Termination of Employment on or after December 31, 2006, the Participant shall be entitled to receive the same Payment Values (without pro-ration) in respect of the Performance Shares covered by the Award as would have been payable, and at the same time and subject to the same conditions, had his or her employment continued until the end of the Performance Cycle.

               (b) Termination for any Other Reason. Unless otherwise determined by the Committee, if the Participant's employment is terminated prior to the date on which the Performance Shares subject to this Award are settled pursuant to Section 2(a) (or would have been settled without regard to any other provision of Section 2) for any reason other than a Qualifying Termination of Employment occurring on or after December 31, 2006, all of the Participant's rights to Performance Shares covered by the Award shall be immediately forfeited and canceled without further action by the Corporation or the Participant as of the date of such termination of employment. Notwithstanding the preceding sentence, the Participant's Performance Shares shall be immediately forfeited and cancelled without further action by the Corporation or the Participant upon the Participant's termination of employment for Cause. For purposes of the Award, the term "Retirement" shall mean a termination of the Participant's employment other than for Cause at or after the Participant's normal retirement age or earliest retirement date, in each case as specified in the Corporation's Pension Plan. Accordingly, all of the Participant's Performance Shares shall be forfeited and cancelled without further action by the Corporation or the Participant as of the date a Participant is terminated for Cause, whether prior to, on, or after the Participant's normal retirement age or earliest retirement date, in each case as specified in the Corporation's Pension Plan.


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               (c) Transfers between the Corporation and Subsidiaries; Leaves,
Other Absences and Suspension. Transfer from the Corporation to a Subsidiary, from a Subsidiary to the Corporation, or from one Subsidiary to another shall not be considered a termination of employment. Any question regarding whether a Participant's employment has terminated in connection with a leave of absence or other absence from active employment shall be determined by the Committee, in its sole discretion, taking into account the provisions of applicable law and the Corporation's generally applicable employment policies and practices. The Committee may also suspend the operation of the termination of employment provisions of this Agreement for such period and upon such terms and conditions as it may deem necessary or appropriate to further the interests of the Corporation.

               (d) Termination Pursuant to a Change in Control. Notwithstanding the provisions of Section 4(b), if the Participant's employment is involuntarily terminated other than for Cause or if the Participant terminates employment due to death or Disability, in all such cases on or after the date the Corporation's shareholders approve a Change in Control pursuant to subsections (iii) or (iv) of such definition but prior to the consummation of such Change in Control, the Participant shall be treated as having continued employment through, and terminated employment immediately after, such Change in Control.

          5. Change in Control. Notwithstanding anything in Section 2 or 3 to the contrary, in the event a Change in Control occurs, Performance Shares covered by the Award not previously forfeited pursuant to Section 4 shall be treated in accordance with Section 9 of the Plan, in which case the Performance Shares covered by the Award shall become earned and payable as provided in Sections 9(a)(ii) and 9(a)(iii) of the Plan or, if applicable, be honored, assumed or substituted for in accordance with Section 9(b) of the Plan. Notwithstanding the foregoing, if the Performance Shares shall become earned and payable as provided in Sections 9(a)(ii) and 9(a)(iii) of the Plan, but the accelerated payment of the Performance Shares would subject the Participant to taxation under Section 409A of the Code, then the payment due to the Participant shall not be made until the earliest permissible payment date (including, but not limited to, the vesting date) that would not subject the Participant to taxation under Section 409A of the Code.

          6. Adjustment in Capitalization. In the event that the Committee shall determine that any stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below fair market value, or other similar corporate event affects the Stock such that an adjustment is required in order to preserve, or to prevent the enlargement of, the benefits or potential benefits intended to be made available under this Award, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of the number and kind of Performance Shares subject to this Award and/or, if deemed appropriate, make provision for a cash payment to the person holding this Award, provided, however, that, unless the Committee determines otherwise, the number of Performance Shares subject to this Award shall always be a whole number.


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          7. Restrictions on Transfer. Performance Shares may not be sold, assigned, hypothecated, pledged or otherwise transferred or encumbered in any manner except (i) by will or the laws of descent and distribution or (ii) to a "Permitted Transferee"(as defined in Section 11(b) of the Plan) with the permission of, and subject to such conditions as may be imposed by, the Committee.

          8. No Rights as a Shareholder. Until shares of Stock are issued, if at all, in satisfaction of the Corporation's obligations under this Award, in the time and manner specified in Section 2 or 5, the Participant shall have no rights as a shareholder.

          9. Notice. Any notice given hereunder to the Corporation shall be addressed to The Chubb Corporation, Attention Secretary, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, and any notice given hereunder to the Participant shall be addressed to the Participant at the Participant's address as shown on the records of the Corporation.

          10. Restrictive Covenants. As a condition to the receipt of the Award made hereby, the Participant agrees to be bound by the terms and conditions hereof and of the Plan, including the following restrictive covenants:

               (a) Non-Disclosure. The Participant shall not, without prior written authorization from the Committee, disclose to anyone outside the Corporation, or use (other than in the Corporation's or any of the Subsidiaries' business), any confidential information or material relating to the business of the Corporation or any of the Subsidiaries that is acquired by the Participant either during or after employment with the Corporation or any of the Subsidiaries.

               (b) Non-Solicitation. Unless the Participant has received prior written authorization from the Committee, the Participant shall not during his or her employment or service with the Corporation or any of the Subsidiaries and for a period of one (1) year following any termination of such employment or service relationship (the "Restricted Period"):

               (i) Directly or indirectly, employ, solicit, persuade, encourage or induce any individual employed by the Corporation or any of the Subsidiaries to become employed by or associated with any person or entity other than the Corporation or any of the Subsidiaries; or

               (ii) Directly or indirectly, solicit business on behalf of a Competitive Business from any Customer with whom the Participant has had, or employees reporting to the Participant have had, personal contact or dealings with on behalf of the Corporation or any of the Subsidiaries during the one (1) year period preceding the Restricted Period.

               (c) Non-Competition. Unless the Participant has received prior written authorization from the Committee, the Participant shall not, whether during his or her employment or service with the Corporation or any of the Subsidiaries or during the


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Restricted Period, directly or indirectly compete with the business of the
Corporation or any of the Subsidiaries by becoming an officer, agent, employee, consultant, partner or director of a Competitive Business, or otherwise render services to or assist or hold an interest (except as a less than one (1) percent shareholder of a public company) in any Competitive Business. Notwithstanding the foregoing, it shall not be a violation of this Section 10(c) for the Participant to serve as a director for any entity which would otherwise be a Competitive Business if the Participant was serving as a director for such entity at the time of his or her termination of employment in compliance with the Corporation's Policy Statement on Conflict of Interest.

          "Customer" shall mean a person or entity to which the Corporation or any of the Subsidiaries is at the time providing services.

          "Competitive Business" shall mean any person or entity (including any joint venture, partnership, firm, corporation or limited liability company) that engages, directly or indirectly, in the property and casualty insurance business, including, but not limited to, commercial insurance, personal insurance, specialty insurance, surety, excess and surplus lines and/or reinsurance, and/or any other business which is a significant business of, the Corporation and the Subsidiaries as of the date of the Participant's termination of employment or service with the Corporation or any of the Subsidiaries; provided however, that a business set forth above shall not be considered a "Competitive Business" in the event that, as of the date of the Participant's termination of employment or service with the Corporation or any of the Subsidiaries, such business is no longer a business of the Corporation or any of the Subsidiaries.

               (d) Inventions. A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation or any of the Subsidiaries, relating in any manner to the actual or anticipated business, research or development work of the Corporation or any of the Subsidiaries and shall do anything reasonably necessary to enable the Corporation or any of the Subsidiaries to secure a patent, copyright or any other intellectual property rights where appropriate in the United States and in foreign countries.

               (e) Relief with Respect to Violations of Covenants. Failure to comply with the provisions of this Section 10 at any point before payment in respect of earned Performance Shares covered by the Award is made pursuant to the provisions of Section 2 or 5 shall cause all Performance Shares covered by the Award to be cancelled and rescinded without any payment therefor. For the avoidance of doubt, following a failure to comply with this Section 10, payments in respect of any portion of the Performance Shares covered by the Award that have been deferred under the Deferred Compensation Plan in accordance with
Section 2 hereof shall be forfeited, and accordingly the Participant shall have no further right to receive any such payment(s). In the event that all or any portion of the Performance Shares covered by this Award shall have been settled in accordance with the terms of this Agreement within twelve (12) months of the date on which any breach by the Participant of any of the provisions of this


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Section 10 shall have first occurred, the Committee may require that the
Participant repay (with interest or appreciation (if any), as applicable, determined up to the date payment is made), and the Participant shall promptly repay, to the Corporation the value of any cash or property (including the Fair Market Value of any Stock) conveyed to the Participant within such period in respect of such Performance Shares. Additionally, the Participant agrees that the Corporation shall be entitled to an injunction, restraining order or such other equitable relief restraining the Participant from committing any violation of the covenants or obligations contained in this Section 10. These rescission rights and injunctive remedies are cumulative and are in addition to any other rights and remedies the Corporation may have at law or in equity. The Participant acknowledges and agrees that the covenants and obligations in this
Section 10 relate to special, unique and extraordinary matters and that a violation or threatened violation of any of the terms of such covenants or obligations will cause the Corporation and the Subsidiaries irreparable injury for which adequate remedies are not available at law.

               (f) Reformation. The Participant agrees that the provisions of this Section 10 are necessary and reasonable to protect the Corporation in the conduct of its business. If any restriction contained in this Section 10 shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope hereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

          11. Withholding. The Corporation shall have the right to deduct from all amounts paid to the Participant in cash in respect of Performance Shares covered by the Award any amount of taxes required by law to be withheld as may be necessary in the opinion of the Corporation to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction. In the case of any payments of Performance Shares covered by the Award in the form of Stock, at the Committee's discretion, the Participant shall be required to either pay to the Corporation the amount of any taxes required to be withheld with respect to such Stock or, in lieu thereof, the Corporation shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Stock whose Fair Market Value equals such amount required to be withheld.

          12. Committee Discretion; Delegation. Notwithstanding anything contained in this Agreement to the contrary, the Committee may take any action that is authorized under the terms of the Plan that is not contrary to the express terms hereof, including permitting the Participant to receive (upon such terms and conditions as the Committee shall determine) all or a portion of the Performance Shares covered by the Award, up to the maximum amount that would have been payable, despite the termination of the Participant's employment prior to the settlement date specified pursuant to Section 2(a). Nothing in this Agreement shall limit or in any way restrict the power of the Committee, consistent with the terms of the Plan, to delegate any of the powers reserved to it hereunder to such person or persons as it shall designate from time to time.


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          13. No Right to Continued Employment. Neither the execution and delivery hereof nor the granting of the Award shall constitute or be evidence of any agreement or understanding, express or implied, on the part of the Corporation or any of the Subsidiaries to employ or continue the employment of the Participant for any period.

          14. Governing Law. The Award and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New Jersey (without reference to the principles of conflicts of law).

          15. Signature in Counterpart. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement may be accepted by the Participant by means of an electronic acceptance.

          16. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Corporation and the Participant and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Corporation or the Participant or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

          17. Amendment. This Agreement may not be altered, modified or amended except by a written instrument signed by the Corporation and the Participant.

          18. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, and the Participant have executed this Agreement in duplicate as of the day and year first above written.

                                        THE CHUBB CORPORATION


                                        By:
                                            ------------------------------------
                                            Secretary


                                        By:
                                            ------------------------------------
                                            Participant


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